Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT is entered into as of April 20, 2011 by and among WILHELMINA INTERNATIONAL, INC., a Delaware corporation (“Borrower”), each of the Guarantors set forth on the signature pages hereof (each a “Guarantor”, and collectively “Guarantors”), and AMEGY BANK NATIONAL ASSOCIATION, a national banking association (“Lender”) on behalf of itself and its Affiliates (“Secured Party”).

PRELIMINARY STATEMENT

Borrower and Lender are entering into a Credit Agreement dated of even date herewith (as it may be amended, restated or modified from time to time, the “Loan Agreement”).  Borrower and Guarantors are entering into this Pledge and Security Agreement (as it may be amended, restated or modified from time to time, this “Security Agreement”) in order to, among other things, induce Lender to enter into and extend credit to Borrower under the Loan Agreement.

ACCORDINGLY, Borrower, Guarantors and Secured Party hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1           Terms Defined in Loan Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

1.2           Terms Defined in Texas Uniform Commercial Code.  Terms defined in the Texas Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Texas Uniform Commercial Code as in effect on the date hereof.

1.3           Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” mean any “account,” as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by a Debtor:  (a) all rights of such Debtor to payment for goods sold or leased or services rendered or the license of Intellectual Property, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned, or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, (f) all Chattel Paper, (g) all Instruments, and (h) all rights of such Debtor as unpaid sellers of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation, and resale.

“Account Debtor” means any Person who is or who may become obligated to any Debtor under, with respect to, or on account of an Account.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Books and Records” means any and all presently existing and hereafter acquired or created books and records of a Debtor respecting such Debtor’s business, including, without limitation all records (including maintenance and warranty records), ledgers, computer programs, software, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Collateral or that is otherwise used to access and process the Collateral.

“Chattel Paper” means any “chattel paper”, as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all Electronic Chattel Paper, Tangible Chattel Paper and all records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods, now owned or hereafter acquired by such Debtor.

“Collateral” means all Accounts, Books and Records, Chattel Paper, Commercial Tort Claims, Deposit Accounts (including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in Deposit Accounts), Documents, Equipment, General Intangibles, Instruments, Inventory, Letter of Credit Rights, and Other Collateral, wherever located, in which a Debtor now has or hereafter acquires any right or interest, and the Proceeds, insurance proceeds and products thereof, and any accessories thereto, substitutions therefor and replacements thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.  Notwithstanding anything to the contrary, Collateral excludes (1) all intellectual property (including, but not limited to, all names (e.g., the “Wilhelmina” or “Wilhelmina Models” names), marks and logos and associated applications and registrations) of Borrower or any Guarantor and (2) all stock or equity interests in each subsidiary or joint venture of Borrower, or other securities or investment property.

“Commercial Tort Claims” means any “commercial tort claim”, as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and in any event, shall include, without limitation, any claim now owned or hereafter acquired by such Debtor, arising in tort with respect to which:  (a) the claimant is an organization; or (b) the claimant is an individual and the claim (i) arose in the course of the claimant’s business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Control” shall have the meaning set forth in Section 9.104, 9.105, 9.106 or 9.107 of the UCC, as applicable.

“Debtors” shall mean, collectively, the Borrower, the Guarantors, and their respective successors and assigns.

“Deposit Accounts” means any “deposit account”, as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and in any event, shall include, without limitation, any and all deposit accounts or other bank accounts now owned or hereafter acquired or opened by such Debtor, and any account which is a replacement or substitute for any of such accounts, including, without limitation, those deposit accounts identified on Exhibit A.

“Documents” means any “document”, as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, including without limitation all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Electronic Chattel Paper” means any “electronic chattel paper”, as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor.

“Equipment” means any “equipment”, as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, Fixtures and vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“General Intangibles” means any “general intangibles”, as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by a Debtor:  (a) all of such Debtor’s goodwill, franchises, licenses, permits, proprietary information, customer lists, designs, and inventions, (b) all of such Debtor’s books, records, data, plans, manuals, computer software, and computer programs, (c) all of such Debtor’s contract rights, deposit accounts, investment accounts and certificates of deposit, (d) all rights of such Debtor to payment under letters of credit and similar agreements, (e) all tax refunds and tax refund claims of such Debtor, (f) all choses in action and causes of action of such Debtor (whether arising in contract, tort, or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor, (g) all rights and claims of such Debtor under warranties and indemnities, and (h) all rights of such Debtor under any insurance, surety, or similar contract or arrangement.  General Intangibles includes payment intangibles.  For avoidance of doubt, General Intangibles excludes (1) all intellectual property (including, but not limited to, all names (e.g., “Wilhelmina” or “Wilhelmina Models” names), marks and logos and associated applications and registrations) of Borrower or any Guarantor and (2) all stock or equity interests in each subsidiary or joint venture of Borrower, or other securities or investment property.

“Instrument” means any “instrument”, as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, other than stock and other securities, and in any event, shall include, without limitation, all promissory notes, drafts, bills of exchange and trade acceptances of such Debtor, whether now owned or hereafter acquired including, without, all intercompany notes executed by each Guarantor and payable to the order of Borrower.

“Inventory” means any “inventory”, as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor:  (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service, (b) all raw materials, work-in-process, finished goods, inventory, supplies, and materials of such Debtor, (c) all wrapping, packaging, advertising, and shipping materials of such Debtor, (d) all goods that have been returned to, repossessed by, or stopped in transit by such Debtor, and (e) all Documents evidencing any of the foregoing.

“Letter-of-Credit Right” means any “letter-of-credit right”, as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and in any event, shall include, without limitation, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance (but shall not include any right of a beneficiary to demand payment or performance under a letter of credit), now owned or hereafter acquired by such Debtor.

“Loan Documents” has the meaning assigned that term in the Loan Agreement.

“Note” means that certain promissory note dated of even date herewith in the principal amount of $500,000.00 executed by Borrower and payable to the order of Lender, as may be renewed, extended and amended from time to time.

“Obligations” means any and all indebtedness and obligations of Debtors to Lender whether now existing or hereafter arising including, without limitation, all indebtedness of Debtors to Lender arising pursuant to the Loan Agreement, the Note and each other Loan Document, together with any and all renewals, extensions or rearrangement thereof.

“Other Collateral” means any property now owned or hereafter acquired by a Debtor, other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Letter-of-Credit Rights, Commercial Tort Claims, Inventory, Deposit Accounts, including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in Deposit Accounts, including, without limitation, all cash on hand and all deposit accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of such Debtor other than real estate.

“Proceeds” means any “proceeds,” as such term is defined in Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to such Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means the Accounts, Chattel Paper, Documents, Instruments, or Commercial Tort Claims, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered Section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding.

“Tangible Chattel Paper” means any “tangible chattel paper”, as such term is defined in Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas, as the same has been or may be amended or revised from time to time, or, if so required with respect to any particular Collateral by mandatory provisions of applicable law, as in effect in the jurisdiction in which such Collateral is located.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

2.1           Security Interest.  Each Debtor hereby pledges, assigns and grants to Secured Party (including their Affiliates), a security interest in all of such Debtor’s right, title and interest in and to the Collateral of such Debtor to secure the prompt and complete payment and performance of the Secured Obligations.  If the security interest granted hereby in any rights of a Debtor under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article or Chapter 9 of the UCC or other applicable law but is otherwise limited by that prohibition.  Secured Party acknowledges that the attachment of its security interest in any Commercial Tort Claim as Collateral is subject to each Debtor’s compliance with Section 5.14.

2.2           Debtors Remain Liable.  Notwithstanding anything to the contrary contained herein, (a) each Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3           Authorization to File Financing Statements.  Each Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article or Chapter 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by subchapter E of Chapter 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Debtor agrees to furnish any such information to Secured Party promptly upon request.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Debtor represents and warrants to Secured Party that:

3.1           Title, Authorization, Validity and Enforceability.  Such Debtor has good record and marketable title to the Collateral and none of the Collateral is subject to any Lien, except for Liens permitted under Section 5.1.6, and has full power and authority to grant to Secured Party the security interest in such Collateral pursuant hereto.  The execution and delivery by such Debtor of this Security Agreement has been duly authorized by proper corporate, limited liability company, or partnership proceedings (as applicable), and this Security Agreement constitutes a legal, valid and binding obligation of such Debtor and creates a security interest which is enforceable against such  Debtor in all now owned and hereafter acquired Collateral.  When financing statements have been filed in the appropriate offices against such Debtor in the locations listed on Exhibit D, Secured Party will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 5.1.6.

3.2           Conflicting Laws and Contracts.  Neither the execution and delivery by such Debtor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Debtor or such Debtor’s organizational documents, the provisions of any indenture, instrument or agreement to which such Debtor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of Secured Party).

3.3           Principal Location.  Such Debtor’s mailing address, and the location of its chief executive office and of the books and records relating to the Receivables, are disclosed in Exhibit E; such Debtor does not have any other places of business except those set forth in Exhibit E.

3.4           Property Locations.  Such Debtor’s Inventory and Equipment are located solely at the locations described in Exhibit E.  All of said locations are owned by such Debtor except for locations (a) which are leased by such Debtor as lessee and designated in Part B of Exhibit E and (b) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit E, with respect to which Inventory such Debtor has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to Secured Party to protect Secured Party’s security interest in such Inventory.

3.5           Deposit Accounts.  Exhibit A correctly identifies all deposit accounts owned by such Debtor and the institutions holding such accounts.

3.6           Litigation.  There is no litigation, investigation or governmental proceeding threatened against such Debtor or any of its Property which, either individually or in the aggregate, would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of such Debtor.

3.7           No Other Names.  Such Debtor has not conducted business under any name except the name in which it has executed this Security Agreement.

3.8           No Event of Default.  No Event of Default exists.

3.9           Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of such Debtor relating thereto and in all invoices and reports with respect thereto furnished to Secured Party by such Debtor from time to time.  As of the time when each Account or each item of Chattel Paper arises, such Debtor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

3.10           No Financing Statements.  No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Debtor as debtor has been filed in any jurisdiction except (i) financing statements naming Secured Party as the secured party, and (ii) as permitted by Section 5.1.6.

3.11           Federal Employer Identification Number.  Such Debtor’s Federal employer identification number and state organizational identification numbers are listed on Exhibit F.

ARTICLE IV
NOT APPLICABLE

ARTICLE V
COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Debtor agrees that:

5.1           General.

5.1.1           Inspection.  Such Debtor will permit Secured Party, by its representatives and agents (a) to inspect the Collateral, (b) to examine and make copies of the records of such Debtor relating to the Collateral and (c) to discuss the Collateral and the related records of such Debtor with, and to be advised as to the same by, such Debtor’s officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals as Secured Party may determine, and all at such Debtor’s expense.

5.1.2           Taxes.  Such Debtor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral.

5.1.3           Records and Reports; Notification of Event of Default.  Such Debtor will maintain complete and accurate books and records with respect to the Collateral, and furnish to Secured Party such reports relating to the Collateral as Secured Party shall from time to time request.  Such Debtor will give prompt notice in writing to Secured Party of the occurrence of any Event of Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.  Such Debtor shall mark its books and records to reflect the security interest of Secured Party under this Security Agreement.

5.1.4           Financing Statements and Other Actions; Defense of Title.  Such Debtor will execute and deliver to Secured Party all statements, amendments and other agreements and documents and take such other actions as may from time to time be requested by Secured Party in order to maintain a first perfected security interest in and, in the case of Deposit Accounts, Letter-of-Credit-Rights, and Electronic Chattel Paper, Control of the Collateral.  Such Debtor will take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

5.1.5           Disposition of Collateral.  Such Debtor will not sell, lease or otherwise dispose of the Collateral except (a) prior to the occurrence of an Event of Default, dispositions specifically permitted pursuant to the Loan Agreement or immaterial items of Collateral, (b) until such time following the occurrence of an Event of Default, as such Debtor receives a notice from Secured Party instructing such Debtor to cease such transactions, such Debtor may make sales or leases of Inventory in the ordinary course of business, and (c) until such time as such Debtor receives a notice from Secured Party pursuant to Article VIII, following the occurrence of an Event of Default, such Debtor may use proceeds of Inventory and Accounts collected in the ordinary course of business.

5.1.6           Liens.  Such Debtor will not create, incur, or suffer to exist any Lien on the Collateral except (a) the security interest created by this Security Agreement, and (b) other Liens permitted pursuant to the Loan Agreement.

5.1.7           Change in Location, Jurisdiction of Organization or Name.  Such Debtor will not (a) have any Inventory or Equipment or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 5.1.5) at a location other than a location specified on Exhibit E, (b) maintain records relating to the Receivables at a location other than at the location specified on Exhibit E, (c) change its name or taxpayer identification number, (d) change its mailing address, or (e) change its jurisdiction of organization, unless such Debtor shall have given Secured Party not less than 30 days’ prior written notice thereof, and Secured Party shall have determined that such change will not adversely affect the validity, perfection or priority of Secured Party’s security interest in the Collateral, provided that the foregoing shall not limit Debtor’s right to open additional offices in its business so long as Secured Party is given prior written notice thereof and Exhibit E is correspondingly supplemented and updated.

5.1.8           Other Financing Statements.  Such Debtor will not file or authorize the filing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except in favor of Secured Party.

5.2           Receivables.

5.2.1           Certain Agreements on Receivables.  Such Debtor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Debtor may reduce the amount of Accounts in accordance with its present policies and in the ordinary course of business.

5.2.2           Collection of Receivables.  Except as otherwise provided in this Security Agreement (including reductions to the extent permitted by Section 5.2.1), such Debtor will collect and enforce, at such Debtor’s sole expense, all amounts due or hereafter due to such Debtor under the Receivables.

5.2.3           Delivery of Invoices.  Such Debtor will deliver to Secured Party immediately upon its request after the occurrence of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as Secured Party shall specify.

5.2.4           Disclosure of Counterclaims on Receivables.  If (a) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (b) if, to the knowledge of such Debtor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, such Debtor will disclose such fact to Secured Party in writing in connection with the inspection by Secured Party of any record of such Debtor relating to such Receivable and in connection with any invoice or report furnished by such Debtor to Secured Party relating to such Receivable.

5.3           Equipment.

5.3.1           Maintenance of Goods.  Such Debtor will do all things necessary to maintain, preserve, protect and keep the Equipment in good repair and working and saleable condition.

5.3.2           Insurance.  Such Debtor will (a) maintain fire and extended coverage insurance on the Equipment containing a lender’s loss payable clause in favor of Secured Party, and providing that said insurance will not be terminated except after at least 30 days’ written notice from the insurance company to Secured Party, (b) maintain such other insurance on the Collateral for the benefit of Secured Party as Secured Party shall from time to time reasonably request, (c) furnish to Secured Party upon the request of Secured Party from time to time the copies of all policies of insurance on the Collateral and certificates with respect to such insurance and (d) maintain general liability insurance naming Secured Party as an additional insured.

5.4           Instruments, Chattel Paper, and Documents.  Such Debtor will (a) deliver to Secured Party immediately upon execution of this Security Agreement the originals of all Chattel Paper and Instruments (if any then exist), (b) hold in trust for Secured Party upon receipt and immediately thereafter deliver to Secured Party any Chattel Paper and Instruments constituting Collateral, and (c) upon Secured Party’s request, deliver to Secured Party (and thereafter hold in trust for Secured Party upon receipt and immediately deliver to Secured Party) any Document evidencing or constituting Collateral.

5.5           Intentionally Deleted.

5.6           Intentionally Deleted.

5.7           Accounts.

5.7.1           Account Warranties.  Such Debtor warrants and represents that (a) Secured Party may, in determining which Accounts listed on any borrowing base report are Eligible Accounts Receivable, rely without independent investigation on all statements or representations made by such Debtor on or with respect to any such borrowing base report and, (b) unless otherwise indicated in writing by such Debtor (in which case such Account shall not be considered an Eligible Account Receivable), each of the criteria set forth in the definition of “Eligible Account Receivable” has been met with respect to each Account included as an Eligible Account Receivable on any borrowing base report.

5.7.2           Verification of Accounts.  Secured Party shall have the right, at any time or times hereafter, in its name or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

5.7.3           Disputed Accounts; Limitation on Modification of Accounts.  Such Debtor shall give Secured Party prompt written notice of any Account previously shown as an Eligible Account Receivable on a borrowing base report which is in dispute between any Account Debtor and such Debtor.  Each borrowing base report shall identify all disputed Accounts (which shall not be included as Eligible Accounts Receivable) and disclose with respect thereto, in reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy.  Upon the occurrence of an Event of Default, such Debtor will not, without Secured Party’s prior written consent, grant any extension of the time for payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of such Debtor.

5.7.4           Appointment of the Agent as Attorney-in-Fact.  Such Debtor hereby irrevocably designates, makes, constitutes and appoints Secured Party (and all persons designated by Secured Party), exercisable after the occurrence and during the continuation of an Event of Default, as its true and lawful attorney-in-fact, and authorizes Secured Party, in such Debtor’s or Secured Party’s name, to: (a) demand payment of Accounts; (b) enforce payment of Accounts by legal proceedings or otherwise; (c) exercise all of such Debtor’s rights and remedies with respect to proceedings brought to collect an Account; (d) sell or assign any Account upon such terms, for such amounts and at such time or times as Secured Party deems advisable; (e) settle, adjust, compromise, extend or renew an Account; (f) discharge and release any Account; (g) take control in any manner of any item of payment or proceeds thereof; (h) prepare, file and sign such Debtor’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor; (i) endorse such Debtor’s name upon any items of payment or proceeds thereof and deposit the same in Secured Party’s account on account of the Secured Obligations; (j) endorse such Debtor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; (k) sign such Debtor’s name on any verification of Accounts and notices thereof to Account Debtor; (l) notify the post office authorities to change the address for delivery of such Debtor’s  mail to an address designated by Secured Party, have access to any lock box or postal box into which any of such Debtor’s mail is deposited, and open and dispose of all mail addressed such Debtor, and (m) do all acts and things which are necessary, in Secured Party’s sole discretion, to fulfill such Debtor’s obligations under this Security Agreement.

5.7.5           Notice to Account Borrower.  Secured Party may, in its sole discretion, at any time or times after an Event of Default has occurred and is continuing, and without prior notice to such Debtor, notify any or all Account Debtors that the Accounts have been assigned to Secured Party and that Secured Party has a security interest therein.  Secured Party may direct any or all Account Debtors to make all payments upon the Accounts directly to Secured Party.  Secured Party shall furnish such Debtor with a copy of such notice.

5.8           Deposit Accounts.  Such Debtor will, upon Secured Party’s request, notify each bank or other financial institution in which it maintains a Deposit Account or other deposit (general or special, time or demand, provisional or final) of the security interest granted to Secured Party hereunder.

5.9           Federal, State or Municipal Claims.  Such Debtor will notify Secured Party of any Collateral which constitutes a claim against a Governmental Authority, the assignment of which claim is restricted by federal, state or municipal law.

5.10           Warehouse Receipts Non-Negotiable.  Such Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC).

5.11           Mortgagee’s and Landlord Waivers.  Upon request by Secured Party, such Debtor shall cause each mortgagee of real property owned by such Debtor (upon request by Secured Party) and each landlord of real property leased by such Debtor to execute and deliver instruments satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives its  rights, if any, in the Collateral.

5.12           Intentionally Deleted.

5.13           Intentionally Deleted.

5.14           Commercial Tort Claims.  If such Debtor at any time holds or acquires a Commercial Tort Claim, such Debtor shall immediately notify Secured Party in writing of the details thereof and grant to Secured Party in writing a security interest therein or lien thereon and in the Proceeds thereof, in form and substance satisfactory to Secured Party.

5.15           Letters-of-Credit Rights.  If such Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Debtor, such Debtor shall promptly notify Secured Party thereof in writing and, at Secured Party’s request, such Debtor shall, pursuant to an agreement in form and substance satisfactory to Secured Party, either (a) arrange for the issuer or any confirmer of such letter of credit to consent to an assignment to Secured Party of the proceeds of any drawing under the letter of credit or (b) arrange for Secured Party to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Loan Agreement.

5.16           Further Assurances; Additional Debtors.  At any time and from time to time, upon the request of Secured Party, and at the sole expense of such Debtor, such Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem reasonably necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Security Agreement, including, without limitation, (a) the filing of such financing statements as Secured Party may require and (b) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon the security interest hereunder.  A carbon, photographic, or other reproduction of this Security Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.  Such Debtor shall promptly endorse and deliver to Secured Party all documents, instruments, and chattel paper that it now owns or may hereafter acquire.

ARTICLE VI
DEFAULT

6.1           Acceleration and Remedies.  Upon the occurrence of an Event of Default under the Loan Agreement or any other Loan Document, Secured Party may exercise any or all of the following rights and remedies:

(a)            exercise any or all of those rights and remedies provided in this Security Agreement, the Loan Agreement, or any other Loan Document, provided that this paragraph shall not be understood to limit any rights or remedies available to Secured Party prior to an Event of Default;

(b)           exercise any or all of those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement;

(c)           without notice except as specifically provided in Section 6.2 or elsewhere herein, sell, lease, license, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable;

(d)           require any Debtor to, and each Debtor hereby agrees that it will at its expense and upon request of Secured Party, assemble and make available to Secured Party the Collateral and all records relating thereto at any place or places specified by Secured Party;

(e)           prior to the disposition of any Collateral, (i) to the extent permitted by applicable law, enter, with or without process of law and without breach of peace, any premises where any of the Collateral is or may be located, and without charge or liability to Secured Party, seize and remove such Collateral from such premises, (ii) have access to and use each Debtor's books, records and information relating to the Collateral, and (iii) store or transfer any of the Collateral, without charge in or by means of any storage or transportation facility owned or leased by any Debtor, process, repair or recondition any of the Collateral or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate and, in connection with such preparation and disposition, use without charge any copyright, trademark, trade name, patent or technical process used by such Debtor;

(f)           reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

(g)           dispose of, at its office, on the premises of any Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until all of the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(h)           buy the Collateral, or any part thereof, at any public sale;

(i)           buy the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and

(j)           apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and each Debtor hereby consents to any such appointment.

6.2           Notice of Disposition of Collateral.  Each Debtor hereby agrees that notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed reasonable if sent to such Debtor, addressed as set forth in Article X, at least ten (10) days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made.

6.3           Intentionally Deleted.

6.4           Deficiency.  In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay all Secured Obligations and any other amounts to which Secured Party is legally entitled, Debtors shall be jointly and severally liable for the deficiency, together with interest thereon as provided in the Loan Agreement or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

6.5           Non-Judicial Remedies.  In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, each Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process.  In so providing for non-judicial remedies, each Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length.  Nothing herein is intended, however, to prevent Secured Party from resorting to judicial process at its option.

6.6           Limitation on Duty of Secured Party in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto.  Secured Party shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Secured Party in good faith.

ARTICLE VII
WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by Secured Party and each Debtor and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to Secured Party until the Secured Obligations have been paid in full.

ARTICLE VIII
PROCEEDS; COLLECTION OF RECEIVABLES

8.1           Intentionally Deleted.

8.2           Collection of Receivables.  Following an Event of Default, Secured Party may at any time in its sole discretion, by giving any Debtor written notice, elect to require that the Receivables be paid directly to Secured Party.  In such event, such Debtor shall, and shall permit Secured Party to, promptly notify the Account Debtors or obligors under the Receivables of Secured Party’s interest therein and direct such Account Debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to Secured Party.  Upon receipt of any such notice from Secured Party, such Debtor shall thereafter hold in trust for Secured Party, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to Secured Party all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.  Secured Party shall hold and apply funds so received as provided by the terms of Sections 8.3 and 8.4.

8.3           Special Collateral Account.  Following an Event of Default, Secured Party may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with Secured Party and held there as security for the Secured Obligations.  No Debtor shall have control whatsoever over said cash collateral account.  If an Event of Default has been cured by Debtor or waived by Secured Party, Secured Party shall deposit the collected balances in said cash collateral account into any Debtor’s general operating account with Secured Party.  If any Event of Default is continuing, Secured Party may, from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

8.4           Application of Proceeds.  After the occurrence and during the continuation of an Event of Default, the proceeds of the Collateral shall be applied by Secured Party to payment of the Secured Obligations in such manner and order as Secured Party may elect in its sole discretion.

ARTICLE IX
GENERAL PROVISIONS

9.1           Compromises and Collection of Collateral.  Notwithstanding anything to the contrary, each Debtor and Secured Party recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, each Debtor agrees that Secured Party may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Secured Party in its sole discretion shall determine or abandon any Receivable, and any such action by Secured Party shall be commercially reasonable so long as Secured Party acts in good faith based on information known to it at the time it takes any such action.

9.2           Secured Party Performance of Debtors’ Obligations.  Without having any obligation to do so, Secured Party may perform or pay any obligation which any Debtor has agreed to perform or pay in this Security Agreement and each Debtor shall, jointly and severally, reimburse Secured Party for any amounts paid by Secured Party pursuant to this Section 9.2.  Each Debtor’s obligation to reimburse Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

9.3           Authorization for Secured Party to Take Certain Action.  Each Debtor irrevocably authorizes Secured Party at any time and from time to time in the sole discretion of Secured Party and appoints Secured Party as its attorney in fact (a) to file financing statements necessary or desirable in Secured Party’s sole discretion to perfect and to maintain the perfection and priority of Secured Party’s security interest in the Collateral, (b) upon the occurrence and during the continuance of an Event of Default, to indorse and collect any cash proceeds of the Collateral, (c) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as Secured Party in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Secured Party’s security interest in the Collateral, (d)  upon the occurrence and during the continuance of an Event of Default, subject to the terms of Section 2.2, to enforce payment of the Receivables in the name of Secured Party or such Debtor, (e) to apply the proceeds of any Collateral received by Secured Party to the Secured Obligations as provided in Article VIII and (f) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and such Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party in connection therewith, provided that this authorization shall not relieve any Debtor of any of its obligations under this Security Agreement or under the Loan Agreement.

9.4           Specific Performance of Certain Covenants.  Each Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 5.1.4, 5.1.6, 5.4, 9.5 or 9.6 or in Article VIII will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other obligations of such Debtor contained in this Security Agreement, that the covenants of such Debtor contained in the Sections referred to in this Section 9.4 shall be specifically enforceable against such Debtor.

9.5           Use and Possession of Certain Premises.  If an Event of Default has occurred and is continuing, Secured Party shall be entitled to occupy and use any premises owned or leased by any Debtor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Debtor for such use and occupancy.

9.6           Dispositions Not Authorized.  No Debtor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 5.1.5 and notwithstanding any course of dealing between any Debtor and the Secured Party or other conduct of Secured Party, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 5.1.5) shall be binding upon Secured Party unless such authorization is in writing signed by Secured Party.

9.7           Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Debtors, Secured Party and their respective successors and assigns, except that no Debtor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of Secured Party.

9.8           Survival of Representations.  All representations and warranties of each Debtor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

9.9           Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by any Federal or State authority in respect of this Security Agreement shall be paid by each Debtor, together with interest and penalties, if any.  To the extent permitted by applicable law, each Debtor promptly will pay, upon demand, any out-of-pocket expenses incurred by Secured Party in connection herewith, including all costs, expenses, taxes, assessments, insurance premiums, repairs (including repairs to realty or other property to which any Collateral may have been attached), court costs, reasonable attorneys' fees, rent, storage costs and expenses of sales incurred in connection with the administration of this Security Agreement, the enforcement of the rights of Secured Party hereunder, whether incurred before or after the occurrence of an Event of Default or incurred in connection with the perfection, preservation, or defense of the security interest created hereunder, or the custody, protection, collection, repossession, enforcement or sale of the Collateral.  All such expenses shall become part of the Secured Obligations and shall bear interest at the Default Interest Rate (as defined in the Note) from the date paid or incurred by Secured Party until paid by such Debtor.

9.10          Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

9.11          Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Loan Agreement has terminated pursuant to its express terms and (b) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of Secured Party which would give rise to any Secured Obligations are outstanding.

9.12          Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Debtors and Secured Party relating to the Collateral and supersedes all prior agreements and understandings between the Debtors and Secured Party relating to the Collateral.

9.13          Governing Law; Jurisdiction, Etc.

9.13.1           GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

9.13.2           SUBMISSION TO JURISDICTION.  EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS (DALLAS DIVISION), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OF TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT  MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST DEBTOR OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

9.13.3           WAIVER OF VENUE.  EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 9.13.2.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

9.13.4           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE LOAN AGREEMENT.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

9.14          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.15          INDEMNITY.  EACH DEBTOR HEREBY AGREES TO INDEMNIFY SECURED PARTY AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, PENALTIES, SUITS, COSTS, AND EXPENSES OF ANY KIND AND NATURE  (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT SECURED PARTY IS A PARTY THERETO) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SECURED PARTY OR THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, IN ANY WAY RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT, OR THE MANUFACTURE, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DELIVERY, LEASE, POSSESSION, USE, OPERATION, CONDITION, SALE, RETURN OR OTHER DISPOSITION OF ANY COLLATERAL (INCLUDING, WITHOUT LIMITATION, LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE BY THE SECURED PARTY OR THE DEBTORS, AND ANY CLAIM FOR PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT).

9.16          Arbitration.  All disputes, claims, and controversies arising from this Agreement shall be governed by the terms of Section 7.15 of the Loan Agreement.

ARTICLE X
NOTICES

10.1          Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in the Loan Agreement.  All such notices to any Guarantor hereunder shall be given or made at the appropriate address or telecopier number of Borrower in accordance with the Loan Agreement.

10.2          Change in Address for Notices.  Each of the Debtors and Secured Party may change the address for service of notice upon it by a notice in writing to the other parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Debtors and Secured Party have executed this Security Agreement as of the date first above written.

DEBTORS:

WILHELMINA INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ John Murray
John Murray
Chief Financial Officer

WILHELMINA LICENSING LLC,
a Delaware limited liability company

By:	/s/ John Murray
John Murray
Vice President and Chief Financial Officer

WILHELMINA FILM & TV PRODUCTIONS LLC,
a Delaware limited liability company

By:	/s/ John Murray
John Murray
Vice President and Chief Financial Officer

WILHELMINA ARTIST MANAGEMENT LLC,
a New York limited liability company

By:	/s/ John Murray
John Murray
Vice President and Chief Financial Officer

WILHELMINA-MIAMI, INC.,
A Florida corporation

By:	/s/ John Murray
John Murray
Vice President and Chief Financial Officer

WILHELMINA INTERNATIONAL, LTD.,
a New York corporation

By:	/s/ John Murray
John Murray
Vice President and Chief Financial Officer

WILHELMINA WEST, INC.,
a California corporation

By:	/s/ John Murray
John Murray
Vice President and Chief Financial Officer

WILHELMINA MODELS, INC.,
a New York corporation

By:	/s/ John Murray
John Murray
Vice President and Chief Financial Officer

LW1, INC.,
a California corporation

By:	/s/ John Murray
John Murray
Vice President and Chief Financial Officer

SECURED PARTY:

AMEGY BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Monica M. Alexander
Monica M. Alexander
Senior Vice President